Exhibit 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

--------------------------------------
                                      :        Chapter 11
In re:                                :
                                      :        Case Nos. 99-529
EDISON BROTHERS STORES, INC.,         :        through 536 (EIK)
                                      :
             Debtors.                 :        Substantively Consolidated and
                                      :        Jointly Administered
--------------------------------------

                   ORDER PURSUANT TO SECTIONS 105, 323 AND
                  704 OF THE BANKRUPTCY CODE AUTHORIZING AN
                AMENDMENT TO THE CERTIFICATE OF INCORPORATION
               TO REDUCE THE NUMBER OF AUTHORIZED BUT UNISSUED
                  SHARES NUNC PRO TUNC TO DECEMBER 31, 1999

      A hearing having been held on December 20, 2001 (the "hearing") to consider the Chapter 7 Trustee's Motion for an Order Pursuant to Section 105, 323 and 704 of the Bankruptcy Code Authorizing an Amendment to the Certificate of Incorporation to reduce the number of Authorized Shares of Capital Stock Nunc Pro Tunc to December 31, 1999 (the "Motion")(1); and it appearing that sufficient notice of the Motion has been given; and that responses and objections, if any, to the Motion (the "Responses") having been overruled, and there appearing good and sufficient cause to grant the relief requested in the Motion, it is

      ORDERED that the Motion is granted; and it is further

      ORDERED that the Chapter 7 Trustee is authorized to amend the certificate of incorporation to reduce the number of Authorized Shares to equal the number of Outstanding Shares nunc pro tunc to December 31, 1999; and it is further

--------
1 All capitalized terms not otherwise defined shall have the meaning prescribed in the Motion.

      ORDERED that the Chapter 7 Trustee does not have to reserve any shares for unexercised options or warrants. Dated: December 20, 2001


                                    /s/ Erwin I. Katz
                                    -------------------------------
                                    UNITED STATES BANKRUPTCY JUDGE